Exhibit 23.1

Onestop Assurance PAC
10 Anson Road
#06-15 International Plaza
Singapore 079903
Tel: 9644 9531
Email: audit@onestop-ca.com
Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 9, 2024, with respect to the consolidated financial statements of XChange TEC.INC (formerly known as FLJ Group Limited) and its subsidiaries, incorporated herein by reference. Our report contains an explanation paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ OneStop Assurance PAC

Singapore

September 24, 2024